Exhibit 99.1

Virgin Galactic Announces Second Quarter 2021 Financial Results

Quarter of Strong Operational Progress Including:
•Successful Completion of Third Spaceflight; First Spaceflight from Spaceport America, New Mexico; Unity 21 in May
•Approval from FAA for Full Commercial Launch License in June
•Successful Completion of Fourth Spaceflight; First With a Full Crew; Unity 22 in July
Reopening Sales, with Prices Beginning at $450,000 Per Seat
Next Rocket-Powered Spaceflight, Unity 23, Targeted for Late-September

LAS CRUCES, N.M. – August 5, 2021 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”), a vertically integrated aerospace and space travel company, today announced its financial results for the second quarter ended June 30, 2021.

“In the second quarter, we made meaningful progress towards commencing commercial service in 2022. We successfully completed two spaceflights from New Mexico — the latest carrying a full crew of mission specialists in the cabin and garnering an extraordinary global media and consumer response. In addition, we received FAA approval to expand our existing launch license, marking the first time the FAA has licensed a Spaceline to fly customers to space,” said Michael Colglazier, Chief Executive Officer of Virgin Galactic. “Leveraging the surge in consumer interest following the Unity 22 flight, we are excited to announce the reopening of sales effective today, beginning with our Spacefarer community. As we endeavor to bring the wonder of space to a broad global population, we are delighted to open the door to an entirely new industry and consumer experience.”

Business Highlights:
•On July 11, 2021, successfully completed first fully crewed spaceflight. This spaceflight marked VSS Unity’s 22nd flight and its fourth spaceflight. The flight fulfilled test objectives including evaluating the cabin and customer experience.
•On May 22, 2021, successfully completed first spaceflight from Spaceport America, New Mexico. This spaceflight marked VSS Unity’s 21st flight and its third spaceflight. The flight fulfilled test objectives including confirming the technical readiness of the spaceship’s upgraded flight controls and horizontal stabilizers. The flight also carried revenue-generating scientific research experiments.
•In June, the Federal Aviation Administration (“FAA”) updated the Company's existing commercial space transportation operator license to allow the spaceline to fly customers to space. The adjustment marked the first time the FAA has licensed a spaceline to fly customers.
•In June, we announced a new contract for a human-tended research spaceflight. The company will fly Kellie Gerardi, a researcher for the International Institute for Astronautical Sciences (IIAS), on a dedicated research flight, during which Kellie will conduct experiments and test new healthcare technologies while she is in space.
•Total retention of existing Future Astronaut reservations remained steady at approximately 600, as of June 30, 2021.
•Announced plans to reopen sales effective today. For the private astronaut market, the Company will have three consumer offerings: i) a single seat; ii) a multi-seat couples / friends / family package; and iii) full-flight buy out. Pricing for these offers will begin at $450,000 per seat. Sales will initially open to the Company's significant list of early hand-raisers, prioritizing the

Spacefarer Community, who, as promised, will be given first opportunity to reserve their place in space. A follow-on priority list will be opened to customers interested in reserving future spaceflights.
•Announced that the next rocket-powered spaceflight, Unity 23, is targeted to occur in late-September from Spaceport America in New Mexico. This flight will be a revenue-generating flight with the Italian Air Force.

Second Quarter 2021 Financial Highlights:
•Cash position remains strong, with cash and cash equivalents of $552 million as of June 30, 2021.
•In July, the Company completed an “at-the-market” equity offering program (the “ATM Offering”). In connection with the ATM Offering, the Company filed a prospectus supplement with the U.S. Securities and Exchange Commission to offer and sell up to $500 million of shares of the Company’s common stock from time to time. The Company ultimately generated $500 million in gross proceeds through the sale of approximately 13.7 million shares of common stock. The Company intends to use the net proceeds generated from the ATM Offering for general corporate purposes, with a priority on expansion of its spaceship fleet.
•GAAP selling, general, and administrative expenses of $39 million, compared to $26 million in the second quarter of 2020. Non-GAAP selling, general and administrative expenses of $26 million in the second quarter of 2021, compared to $21 million in the second quarter of 2020.
•GAAP research and development expenses of $36 million, compared to $37 million in the second quarter of 2020. Non-GAAP research and development expenses of $31 million in the second quarter of 2020, compared to $34 million in the second quarter of 2020.
•Adjusted EBITDA totaled $(56) million, compared to $(54) million in the second quarter of 2020.
•Net loss of $94 million, compared to a $72 million net loss in the second quarter of 2020.
•Cash paid for capital expenditures totaled $1 million, compared to $6 million in the second quarter of 2020.

COVID-19 Impact
The Company is continuing to experience ongoing delays to its business and operations due to COVID-19. The Company continues to operate under strict protocols and follows rigorous health and safety procedures, in line with CDC, state and local guidelines, to ensure employee safety.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial (844) 200-6205 and enter the conference ID number 997887. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at investors.virgingalactic.com. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings
Virgin Galactic Holdings, Inc. is a vertically integrated aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. It is developing a spaceflight system designed to connect the world to the wonder and awe created by space travel and to offer customers a transformative experience. You can find more information at https://www.virgingalactic.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the "Company"), including statements regarding the Company’s spaceflight systems, markets and expected flight schedule. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the factors, risks and uncertainties included in Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Second Quarter 2021 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited and in thousands except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
		(As restated)		(As restated)
Revenue	$571	$—	$571	$238
Cost of revenue	63	—	63	173
Gross profit	508	—	508	65
Selling, general, and administrative expenses	38,503	26,047	83,417	52,802
Research and development expenses	35,903	37,009	72,266	71,201
Operating loss	(73,898)	(63,056)	(155,175)	(123,938)
Change in fair value of warrants	(20,363)	(9,596)	(69,082)	(326,492)
Interest income, net	214	498	532	1,666
Other income, net	13	221	40	49
Loss before income taxes	(94,034)	(71,933)	(223,685)	(448,715)
Income tax (expense) benefit	(6)	(40)	(49)	6
Net loss	(94,040)	(71,973)	(223,734)	(448,709)
Other comprehensive loss:
Foreign currency translation adjustment	(19)	—	8	(54)
Total comprehensive loss	$(94,059)	$(71,973)	$(223,726)	$(448,763)

Net loss per share:
Basic and diluted	$(0.39)	$(0.34)	$(0.94)	$(2.17)

Weighted-average shares outstanding:
Basic and diluted	240,733,497	211,784,541	238,774,515	207,097,047

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2021	December 31, 2020
	(Unaudited)	(As restated)
Assets
Current assets
Cash and cash equivalents	$551,624	$665,924
Restricted cash	13,031	13,031
Inventories	29,965	30,483
Prepaid expenses and other current assets	14,990	18,489
Total current assets	609,610	727,927
Property, plant, and equipment, net	48,870	53,148
Other non-current assets	25,536	22,915
Total assets	$684,016	$803,990
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,587	$5,998
Accrued expenses	24,364	22,982
Customer deposits	81,960	83,211
Other current liabilities	2,627	2,830
Total current liabilities	112,538	115,021
Non-current liabilities
Warrant liability	100,347	135,440
Other long-term liabilities	25,908	26,451
Total liabilities	$238,793	$276,912
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 700,000,000 shares authorized; 240,937,540 and 236,123,659 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	23	23
Additional paid-in capital	1,439,667	1,297,794
Accumulated deficit	(994,478)	(770,744)
Accumulated other comprehensive income	11	5
Total stockholders' equity	445,223	527,078
Total liabilities and stockholders' equity	$684,016	$803,990

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Six Months Ended June 30,
	2021	2020
		(As restated)
Cash flows from operating activities
Net loss	$(223,734)	$(448,709)
Stock-based compensation	36,535	9,950
Depreciation and amortization	5,740	4,489
Change in fair value of warrant liability	69,082	326,492
Other operating activities, net	(17)	67
Change in assets and liabilities
Inventories	518	(1,987)
Other current and non-current assets	319	3,261
Accounts payable and accrued expenses	(751)	(914)
Customer deposits	(1,252)	(1,628)
Other current and non-current liabilities	88	892
Net cash used in operating activities	(113,472)	(108,087)
Cash flows from investing activity
Capital expenditures	(1,647)	(9,940)
Cash used in investing activity	(1,647)	(9,940)
Cash flows from financing activities
Payments of finance lease obligations	(69)	(49)
Proceeds from issuance of common stock pursuant to stock options exercised	12,965	—
Transaction costs	(274)	(1,467)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(11,803)	—
Net cash provided by (used in) by financing activities	819	(1,516)
Net decrease in cash and cash equivalents	(114,300)	(119,543)
Cash, cash equivalents and restricted cash at beginning of period	678,955	492,721
Cash, cash equivalents and restricted cash at end of period	$564,655	$373,178

Cash and cash equivalents	$551,624	$359,912
Restricted cash	13,031	13,266
Cash, cash equivalents and restricted cash	$564,655	$373,178

Use of Non-GAAP Financial Measures (Unaudited)
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. It defines non-GAAP selling, general, and administrative expenses as selling, general, and administrative expenses other than stock-based compensation and non-capitalized transaction costs, and non-GAAP research and development expenses as research and development expenses other than stock-based compensation. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of adjusted EBITDA to net loss for the three and six months ended June 30, 2021 and June 30, 2020 , respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Loss	$(94,040)	$(71,973)	$(223,734)	$(448,709)
Income tax expense (benefit)	6	40	49	(6)
Interest expense	6	8	13	17
Depreciation & amortization	2,871	2,474	5,740	4,489
Non-capitalized transaction costs*	—	—	—	697
Stock-based compensation	14,423	5,525	36,535	9,950
Change in fair value of warrants	20,363	9,596	69,082	326,492
Adjusted EBITDA	$(56,371)	$(54,330)	$(112,315)	$(107,070)

A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the three and six months ended June 30, 2021 and June 30, 2020, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Selling, general, and administrative expenses	$38,503	$26,047	$83,417	$52,802
Stock-based compensation	10,426	3,546	28,465	6,417
Non-capitalized transaction costs*	—	—	—	697
Depreciation & amortization	1,587	1,330	3,182	2,399
Non-GAAP selling, general, and administration expenses	$26,490	$21,171	$51,770	$43,289

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three and six months ended June 30, 2021 and June 30, 2020, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Research and development expenses	$35,903	$37,009	$72,266	$71,201
Stock-based compensation	3,997	1,978	8,070	3,533
Depreciation & amortization	1,284	1,144	2,558	2,090
Non-GAAP Research and development expenses	$30,622	$33,887	$61,638	$65,578
_____________
*Non-capitalized transaction costs include non-recurring expenses related to preparation and filing of an S-1 registration statement in the first quarter of 2020.

For investor relations inquiries:
Seth Zaslow – Vice President, Investor Relations
seth.zaslow@virgingalactic.com

For media inquiries:
Aleanna Crane – Vice President, Communications
aleanna.crane@virgingalactic.com